                             Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-30785) of
SCE Funding LLC of our report dated March 15, 2005 relating to the financial statements, which appears in this
Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 16, 2005